UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

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SAExploration Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	SAEX	NASDAQ Capital Market

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2020, SAExploration Holdings, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Michael Faust, the Company’s President and Chief Executive Officer and Chairman of the Board of Directors. The Employment Agreement has an initial term ending on December 31, 2020, subject to earlier termination in certain circumstances, with subsequent automatic annual renewals for one year terms unless notice to terminate is provided at least 90 days prior to the expiration of any such term. The Employment Agreement provides for an initial base salary of $750,000 per year, which may be increased annually in the discretion of the Board of Directors. The Employment Agreement also provides for participation in the Company’s management incentive programs or arrangements, including (i) an annual performance cash award at a target percentage (the “Target Percentage”) of 100% of base salary if certain performance goals are reached as identified and approved by the Compensation Committee of the Board of Directors, and (ii) equity incentive programs and arrangements.

The Employment Agreement provides that, in the event of a termination of the executive’s employment by the Company without cause (as defined in the Employment Agreement), by the executive for good reason (as defined in the Employment Agreement), or by the Company on account of its failure to renew the Agreement within twelve (12) months following a Change of Control (as defined in the Employment Agreement), the Company will pay the executive: (i) all accrued but unpaid base salary and vacation, (ii) a severance amount equal to the sum of (A) 12 months of base salary plus (b) the amount of the annual performance cash award that the executive would have earned at the Target Percentage for the calendar year in which the termination occurs, which severance amount will be paid in a single lump sum payment, and (iii) reimbursement of premiums associated with continuation of coverage through COBRA for a period of up to 12 months, subject, in the case of the payments to be made pursuant to clauses (ii) and (iii), to the execution of a full and final release in favor of the Company.

The Employment Agreement, as more fully provided in a nondisclosure agreement between the Company and the executive, restricts the executive from using or disclosing confidential information for purposes other than advancing the Company’s interests. Under the Employment Agreement, during its term and for one year following termination thereof, the executive will not directly or indirectly solicit or accept business from any of the Company’s customers (as defined in the Employment Agreement), or solicit or induce any employee to leave the Company.

The summary of the Employment Agreement set forth in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits

10.1	Amended and Restated Executive Employment Agreement, dated April 1, 2020, by and between SAEXploration Holdings, Inc. and Michael Faust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2020 SAExploration Holdings, Inc.

By: /s/ Kevin Hubbard

Name: Kevin Hubbard

Title: Interim Chief Financial Officer

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